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                                                                    Exhibit 99.1


                                LICENSE AGREEMENT

                  THIS LICENSE AGREEMENT (the "Agreement") is made as of the 24th day of July, 2003, by and between IGEN International, Inc. ("IGEN"), a Delaware corporation having a principal place of business at 16020 Industrial Drive, Gaithersburg, Maryland 20877, United States of America, and IGEN LS LLC ("LLC"), a Delaware limited liability company having offices at 16020 Industrial Drive, Gaithersburg, Maryland 20877, with reference to the following facts:

                  WHEREAS, IGEN has conducted research on, has developed and owns rights to certain technology and products with respect to, among other things, the detection and/or quantification of compounds for diagnostic procedures based on electrochemiluminescent compounds; and

                  WHEREAS, IGEN and LLC are willing to enter into a non-exclusive license, as is set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth below, LLC and IGEN (the "Parties") hereby agree as follows:

         1. Definitions. As used in this Agreement, capitalized terms shall have the respective meanings set forth below:

                  1.1 Affiliate. "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. The term "Government Entity" means any domestic or foreign (whether a national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan shall be deemed an Affiliate of LLC for purposes of this Agreement. Neither Meso Scale Diagnostics, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 ("MSD") nor Meso Scale Technologies, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 ("MST") shall be deemed an Affiliate of IGEN for purposes of this Agreement.

                  1.2 Affiliate Sublicensee. "Affiliate Sublicensee" means an Affiliate of a party to whom a sublicense has been granted as provided under
Section 2.4 hereof.

                  1.3      ECL Assays. "ECL Assays" means:

                  (a) any and all immunoassay methods (except as set forth in subsection (c), below) for human in vitro diagnostic testing consisting of or based on the Licensed ECL Technology:

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                  (1)      that when sold in any jurisdiction

                           (A) that requires regulatory approval or registration for the manufacturing, marketing and selling of human in vitro diagnostic products (including Analyte Specific Reagents as defined by applicable FDA regulations (currently 21 CFR Section 864.4020) and similar products by any other name under any and all applicable regulations of foreign jurisdictions), has been approved by or registered, as so required, with the governmental agencies that have responsibility for regulating such products in the jurisdiction in which the sale takes place (and when sold in the United States, Europe or Japan, has been approved or registered, as applicable, as a human in vitro diagnostic product by the U.S. Food and Drug Administration, under the European IVD Directive, or by the Japan Ministry of Health, respectively); or

                           (B) in which approval or registration specified in (a)(1)(A), above is not required, has been manufactured in accordance with the regulations of the governmental agencies, if any, that have responsibility for regulating human in vitro diagnostic products in the jurisdiction in which the sale takes place; and

                  (2)      manufactured and sold solely in Reagent Packs; and

                  (3) in which the detection or quantification of an analyte is determined by the binding of an antibody or antibody fragment (or the antigen if the analyte is an antibody).

                  (b) For purposes of this Agreement, ECL Assay shall include:

                  (1) a Folate assay, an RBC Folate assay and a Vitamin B-12 assay provided such assay meets the requirements in subsections (a)(1) and
(2) and where detection or quantification of an analyte is determined by the binding of the specific proteins to Folate, RBC Folate and Vitamin B-12;

                  (2) notwithstanding any limitation in subsection (c) below, any and all assays (except Multi-Array Assays) for the analytes set forth in Appendix Y attached hereto and for use on ECL Instruments (which includes analytes which are or may be construed to be chemical agents or weapons), provided such assays meets all of the requirements in subsection (a) above; and

                  (3) reagents, such as antigens, antibodies, magnetic microparticles and calibrators, used in assays that meet the requirements in subsection (a), (b)(1) or (b)(2), above and controls, cleaning solutions, diluents and substrates.

                  (c)      Notwithstanding anything contained in subsection (a),
(b)(1) or (b)(3), above, (but specifically excluding subsection (b)(2), above) to the contrary, ECL Assays shall not include any assay method:

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                  (i)      for drugs of abuse (including amphetamines,
barbiturates, benzodiazepines, cocaine, metabolite, ethanol, LSD, methadone, methaqualone, opiates, phencyclidine, propoxyphene and THC);

                  (ii) for therapeutic drug monitoring (other than for digoxin and digitoxin), including monitoring of acetominophen, amikacin, carbamazepine, cyclosporin, gentamicin, lidocaine, phenobarbital, NAPA, phenytoin, free phenytoin, primidone, procainamide, quinidine, salicyhlate, theophylline, tobramycin, valproic acid, free valproic acid and vancomycin;

                  (iii) for detection of exposure to chemical agents or weapons;

                  (iv) for detection of the biological agents, toxins or weapons set forth in Appendix X attached;

                  (v)      for allergies other than total IgE;

                  (vi) that incorporates or includes one or more nucleic acids or utilizes or is designed for the detection of one or more nucleic acids or uses one or more compounds that is/are: (y) composed of one or more nucleotides or analogs thereof; or (z) capable of binding with one or more nucleotides or analogs thereof; or

                  (vii)    that is a Multi-Array Assay.

                  1.4      ECL Instrument.

                  (a) "ECL Instrument" means a diagnostic instrument that uses or is based upon Licensed ECL Technology solely for use with ECL Assays (and does not include peripheral devices used with diagnostic instrument(s) such as printers, sample preparation devices, non-ECL modular units, IT equipment and software for post analytical analyses) so long as such diagnostic instrument satisfies each of the following criteria:

                  (i) has a maximum throughput of 65 or more test results per hour for a majority of ECL Assays marketed by LLC and all of its Affiliate Sublicensees; and

                  (ii) is specifically designed to hold six or more Reagent Packs on board the instrument for automated testing; and

                  (iii) each Reagent Pack on board the instrument has a quantity of antibodies or antibody fragments (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) that is manufactured, calibrated and designed to report 50 or more individual results provided that the requirement of 50 reported results per Reagent Pack does not apply to prepackaged calibrators, controls, diluents and cleaning solutions; and

                  (iv) the sole and exclusive method of performing the ECL Assay is by the instrument directly accessing, and using reagents from, the Reagent Packs described in (iii), above; and

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                  (v)      weighs 88 kg or more; and

                  (vi) is designed to hold on board the instrument 100 or more disposal reaction cups or 10 or more non-disposable reaction cups; and

                  (vii)    cannot perform any Multi-Array Assay; and

                  (viii) uses platinum as the sole and exclusive material for the permanently installed electrode in the flow cell that generates electrochemiluminescence; provided, however, that any other material used by IGEN or its successors or assigns, or any of their respective licensees under ECL Technology, in an instrument that incorporates ECL Technology may also be used; and

                  (ix) has a physical size of 314,000 cubic centimeters (measured by integrating the total volume encompassed by the entire instrument) or more, and has an actual footprint of 4,880 square centimeters or more; and

                  (x) performs each of the following functions (whether or not the instrument performs other functions), in any order and regardless of the materials employed to perform the function (with the proviso that this shall not modify or supercede any of the limitations set forth in (i) through (ix), above): (1) accepts and aliquots patient samples or accepts an aliquoted patient sample for performing the ECL Assay; (2) directly accesses, and uses antibody reagents (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) directly from, the Reagent Packs described in subparagraph (iii), above; (3) dispenses the antibodies (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) for purposes of performing the ECL Assay; (4) accesses and aliquots magnetic beads directly from the Reagent Packs on board the instrument; (5) incubates the patient sample with antibodies (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) for conducting the ECL Assay; (6) transfers the incubated sample to the flow cell in the instrument where the electrochemiluminescence reaction takes place; (7) activates the magnet at the electrode in the instrument for purposes of drawing the magnetic beads to the electrode; (8) activates the electrode to perform electrochemiluminescence; (9) reads light generated by the electrochemiluminescence reaction; (10) flushes out and cleans the flow cell following the performance of the electrochemiluminescence measurement; and (11) interprets the light signal from the electrochemiluminescence to provide the diagnostic result specific to the patient sample.

For the avoidance of doubt and for the sake of clarification, if a diagnostic instrument that uses or is based upon Licensed ECL Technology satisfies each of criteria set forth in subparagraphs (i) through (x) is or could be subdivided into two or more modules, then the module that performs the function described in subparagraph (x)(8), above, must meet all of the criteria set forth in subparagraphs (i) through (x), above; it being understood that in the event such module fails to meet all such criteria then the diagnostic instrument (both before and after being so subdivided) shall not qualify as an ECL Instrument.

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                  (b)      Notwithstanding anything contained in subsection
1.4(a) to the contrary, the Elecsys 1010 instrument, the Elecsys 2010 instrument and the ECL module of the E-170 instrument sold by Roche Diagnostics GmbH at the Effective Time are ECL Instruments.

                  1.5      ECL Patent Rights. "ECL Patent Rights" means:

                  (a) All patents, patent applications and patent rights listed in Exhibit A hereto; and

                  (b) Any other patent applications or patents issued to IGEN or its Affiliates relating to ECL Technology that claim their earliest priority from a patent application filed by IGEN or an IGEN Affiliate on or before the Effective Time; and

                  (c) Any other patents or patent applications that claim priority to one or more of the patents and patent applications listed in Exhibit A including corresponding foreign applications or patents; any patents or patent applications that claim priority to a priority application of one or more of the patents and patent applications listed in Exhibit A including corresponding foreign applications or patents; and

                  (d) any substitutions, divisions, continuations, continuations in part, renewals, reissues, confirmations or registrations of the patents, patent applications and patent rights under Sections 1.5(a), (b) and
(c) above and extensions of the foregoing, now existing or hereafter filed.

                  1.6 ECL Technology. "ECL Technology" means detection methods and detection systems, which employ electrochemiluminescence in detection and/or quantification, including but not limited to ECL reagents, ECL assays and/or immunodiagnostic detection methods by which light generation occurs when a molecular compound (such as a ruthenium metal chelate) is electrically stimulated by applying a voltage to an electrode which triggers a chemical reaction to emit photons.

                  1.7      Field. "Field" means:

                  (a) the analyzing of specimens taken from a human body, including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that human being, for a physiological or pathological state, a congenital abnormality, safety and compatibility of a treatment or to monitor therapeutic measures.

                  (b) Notwithstanding anything contained in subsection 1.7(a), above, to the contrary, the Field shall not include analyzing for (A) life science research and/or development, including at any pharmaceutical company or biotechnology company, (B) patient self testing use; (C) drug discovery and/or drug development (including at any pharmaceutical company or biotechnology company), including clinical research or determinations in or for clinical trials or in the regulatory approval process for a drug or therapy, or
(D) veterinary, food, water, or environmental testing or use.

                  (c) Notwithstanding anything contained in subsection 1.7(b), above, to the contrary, in the event a Product that has been sold or placed solely for the uses specified in

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subsection 1.7(a), above, is incidentally used outside those specified uses without the knowledge or consent of LLC or any of its Affiliate Sublicensees (without a duty to inquire or investigate), then such incidental use shall be considered inside the Field and such sale or placement shall not retroactively be considered outside the Field.

                  1.8 Licensed ECL Technology. "Licensed ECL Technology" means the ECL Patent Rights and any and all proprietary or confidential or technical information relating to ECL Technology owned by IGEN or any of its Affiliates or licensed to IGEN or any of its Affiliates from a third party with the right to grant the licenses under Section 2.1 hereof, in each case as existing as of the Effective Time, including, but not limited to techniques, designs, specifications, instruments, compounds, devices, ideas, technical information, processes, schematics, inventions, discoveries, methods, know-how, show-how, hardware and software (including object codes and source codes) based on ECL Patent Rights, whether or not the same is eligible for protection under the patent laws of the United States or elsewhere, and whether or not any such processes and technology, or information related thereto, would be enforceable as a trade secret or the copying of which would be enjoined or restrained by a court as constituting unfair competition. "Licensed ECL Technology" shall include without limitation, the inventions in the ECL Patent Rights. "Licensed ECL Technology" shall not include technology related to gene amplification or Nucleic Acid Probes or methods using Nucleic Acid Probes.

                  1.9 Multi-Array Assay. "Multi-Array Assay" shall mean an assay that includes, without limitation, (a) the use of disposable electrodes or
(b) a patterned surface used for one or more measurements. Multi-Array Assay shall not include measurements practiced as of the date hereof on the Elecsys 1010, Elecsys 2010 and Modular E170 and their successor instruments wherein one or more analytes of the electrochemiluminescent measurement is performed on a reader that performs the electrochemiluminescent measurement in a permanently installed flow cell as long as (x) the electrochemiluminescent measurement is performed using the electrodes used for initiating electrochemiluminescence that are permanently installed in such flow cell contained in the reader wherein the one or more analytes are captured on paramagnetic beads and (y) no electrode that is disposable, consumable or not permanently installed in the reader is used to initiate electrochemiluminescence.

                  1.10 Non-Exclusive. "Non-Exclusive" as to the grant of a license right means that the licensor may during the Term of this Agreement exercise the licensed rights itself in the licensee's field or grant non-exclusive licenses in the licensee's field to a third party, or retain for itself any non-exclusive license rights.

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                  1.11     Nucleic Acid Probe. "Nucleic Acid Probe" shall mean
one or more compounds that is/are: (y) composed of one or more nucleotides or analogs thereof; or (z) capable of binding with one or more nucleotides or analogs thereof.

                  1.12     Prior Agreement.

         "Prior Agreement" means the License and Technology Development Agreement between Roche Diagnostics GmbH (t/k/a Boehringer Mannheim GmbH) ("ROCHE") and IGEN (t/k/a IGEN Incorporated), dated September 23, 1992.

                  1.13 Product(s). "Product(s)" means ECL Instruments, service for ECL Instruments and spare parts; and ECL Assays.

                  1.14 Reagent Pack. "Reagent Pack" shall mean the prepackaged reagent bottles that: (i) are designed to go on board an ECL Instrument and (ii) hold specific concentrations and volumes of reagents, including the required antibody, antibodies or antibody fragments (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigen in the case where the analyte in the immunoassay is an antibody), that have been calibrated where technically required and which are used in combinations for conducting an ECL Assay on an ECL Instrument. For the avoidance of doubt and for the sake of clarification, if two or more reagent bottles are combined, packaged or sold together for conducting the prescribed ECL Assay on an ECL Instrument, then such multiple bottles shall constitute one Reagent Pack.

                  1.15 Term. The "Term" of this Agreement shall mean the entire period of time this Agreement is in full force and effect and shall begin at the Effective Time and terminate automatically upon the later of (a) the expiration of the last-to-expire of the patents included in the ECL Patent Rights that is not earlier invalidated, or its enforcement enjoined, by a final decision of a court of competent jurisdiction from which no further appeal may be taken or (b) complete loss of confidential and proprietary status for all of the Licensed ECL Technology. The term "Effective Time" shall have the meaning ascribed to that term in Merger Agreement of even date herewith by and between, inter alia, IGEN and Roche Holding Ltd (the "Merger Agreement").

         2.       Grant and Scope of Licenses.

                  2.1 License Grant. During the Term of this Agreement, and subject to the terms and conditions of this Agreement, IGEN and its Affiliates grant to LLC, only for use in the Field, an irrevocable, perpetual, Non-Exclusive, worldwide, fully-paid, royalty-free right and license under the Licensed ECL Technology, to develop, have developed, prepare derivative works based on, reproduce, use, manufacture, have manufactured, distribute, have distributed, display, perform, modify, import, sell, offer for sale, have sold, lease and otherwise commercially exploit Products.

                  2.2      Included (Excluded) Rights.

                  (a) The rights and licenses granted in Section 2.1 hereof include the right of LLC to grant to its distributors, contract manufacturers, toll manufacturers, component suppliers,

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leasing agents and other third parties engaged by LLC hereunder to assist LLC in commercializing the intellectual property rights licensed to it hereunder (the "Authorized Third Parties") immunity from suit under the Licensed ECL Technology in the Field but solely for the benefit of LLC, and further includes the right of LLC to grant immunity from suit under the Licensed ECL Technology to LLC's customers for use or subsequent sale of those Products in the Field.
Furthermore, Authorized Third Parties shall have such rights to use the Licensed ECL Technology licensed to LLC hereunder in the Field as may be necessary to allow such Authorized Third Parties to assist LLC and its Affiliate Sublicensees in the commercialization of Licensed ECL Technology; provided, however, that the exercise of such licensed rights by such Authorized Third Parties shall not constitute a sublicense by LLC hereunder. LLC shall: (i) assure that the Authorized Third Parties' use of the Licensed ECL Technology licensed hereunder to LLC is utilized by such Authorized Third Parties for the exclusive benefit of LLC and its Affiliate Sublicensees and only in the Field and to that extent only as permitted by this Agreement; and (ii) cause each Authorized Third Party to assign to LLC any and all intellectual property rights to ECL Technology which such Authorized Third Party may develop or create. LLC shall indemnify IGEN and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from LLC's failure to perform its obligations under the preceding sentence. In addition, any Authorized Third Party which does not comply with (ii) above shall not benefit from the immunity from suit described in this Section if such Authorized Third Party sues IGEN or any of its Affiliates or sublicensees to the extent such suit by such Authorized Third Party is based on those intellectual property rights which should have been assigned to LLC in accordance with (ii) above.

                  (b) LLC shall have no right to develop, use, manufacture, have manufactured or sell ECL Assays that are packaged specifically for, and function only for use on, instruments manufactured or sold by IGEN or its licensees or resellers.

                  (c) No rights are licensed or deemed licensed to LLC hereunder or in connection herewith, other than those rights expressly licensed to LLC in Sections 2.l and 2.2 and Section 2.7 below.

                  2.3 Out-of-Field Licenses. Nothing contained in this Agreement shall be construed to limit or restrict, in any way or manner, any right of LLC or its Affiliates to use, license, transfer or sell its owned or licensed intellectual property rights (excluding the rights licensed to LLC hereunder) anywhere in the world and/or for any purpose, whether inside or outside the Field.

                  2.4 Sublicenses. Except as provided in this Section 2.4, LLC shall not have the right to grant sublicenses to the licenses granted in
Article 2 hereof to any third parties; provided, however, LLC may sublicense its rights to any of its Affiliates, but only for so long as such entity remains an Affiliate of LLC. All Affiliate Sublicensees shall be subject to the provisions of this Agreement, including but not limited to the confidentiality provisions. LLC shall cause each Affiliate Sublicensee to assign to LLC any and all intellectual property rights to ECL Technology which such Affiliate Sublicensee may develop or create. LLC shall indemnify IGEN and its Affiliates (and their respective officers, directors, shareholders, representatives,

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employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from LLC's failure to perform its obligations under the preceding sentence. On a semi-annual basis, LLC shall provide to each of its Affiliate Sublicensees, with a contemporaneous copy to IGEN, a written description of LLC's obligations under this Agreement and the steps to be taken by LLC and the Affiliate Sublicensees to ensure compliance with those obligations. Contemporaneously with delivery of such description, LLC shall notify IGEN in writing of all sublicenses with Affiliate Sublicensees.

                  2.5      Out-of-Field Sales.

                  (a) LLC and IGEN will, within ninety (90) days prior to the end of each calendar year, jointly engage a mutually acceptable, independent, neutral third party to monitor LLC's compliance with the licenses granted hereunder (the "Field Monitor"). The expense of the Field Monitor will be shared equally by LLC and IGEN. LLC will give the Field Monitor full access to such records as are necessary for the Field Monitor to review placements and sales of Products by LLC and its affiliates, sublicensees, distributors and agents to confirm whether LLC is adhering to the Field and Product limitations of its license hereunder. Such examination shall be confidential and information disclosed or reviewed shall not be disclosed to IGEN except as is necessary for the Field Monitor to report the results of the examination process. The Field Monitor will be instructed to prepare and deliver a report to LLC and IGEN within 90 days following the end of each calendar year. Such report will include a worldwide list of sales or placements of Products by LLC, and its respective affiliates, sublicensees, distributors and agents, during the preceding year that were not within the Field. Without limiting the generality of the foregoing, the report will identify LLC sales or placements of Products in violation of the license grant. For purposes of this Section 2.5, references to LLC, either by name or as a "party" or "seller," shall include such party's affiliates, sublicensees, Authorized Third Parties, distributors and agents that sell Products under the license granted hereunder.

                  (b) In the event of out-of-Field sales, LLC may continue to sell Licensed Products for out-of-Field uses of such ECL Instrument until IGEN notifies LLC in writing that it is prohibited from making any further such sales. In addition, LLC will pay to IGEN within thirty (30) days after receiving the Field Monitor's report 65% of all undisputed revenues earned through out-of-Field sales of Products for the prior year. Except as provided below in
Section 5.1, the payment provisions of this Section 2.5(b) shall be the exclusive remedy of IGEN for out-of-Field sales by LLC under this Agreement. IGEN shall have no right to terminate this Agreement for out-of-Field sales by LLC, or its Affiliates Sublicensees.

                  (c) LLC and its Affiliate Sublicensees shall market and sell Products only to or place Products only with customers who LLC or its Affiliate Sublicensees reasonably believe, based on prior knowledge of and experience with such customer (or customers having substantially similar operations), without a duty to inquire or investigate, will use the Products solely in the Field, provided LLC or its Affiliate Sublicensee gives such customer a notice, in customary documentation for Products (e.g. quotation, package insert or invoice), of the limitations on the authorized use of the Products. If LLC or any of its Affiliate Sublicensees receive credible information that a specific customer is using the Products outside of the Field, then LLC and its Affiliate Sublicensees shall comply with the provisions of
Section 2.5(b) [Out

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of Field Sales] of this Agreement. In such event, the Products previously sold to or placed with the customer (i.e. ECL Instruments) prior to receipt of such information shall not retroactively be considered out-of-Field sales.

                  2.6 Covenants. LLC hereby covenants that it will not, under any circumstances, actively advertise or market the Products in fields other than those included in the Field.

                  2.7 Limited Use for Evaluation and Regulatory Approvals. On the terms and subject to the conditions set forth herein, IGEN hereby grants LLC a limited, Non-Exclusive, royalty-free, worldwide right and license, during the Term of this Agreement and under the Licensed ECL Technology, to provide Products (which may include, for the limited purposes of this Section 2.7, ECL Assays that do not satisfy the condition of Section 1.3(a)(1)) to the following users for the specified limited purposes set forth below in this Section 2.7:

                  (a) laboratories and centers not making clinical determinations on patients;

                  (b) clinical research organizations, contract research organizations, clinical service organizations and laboratories not making clinical determinations on patients; and

                  (c) the life sciences market, including pharmaceutical companies, academic laboratories and biotechnology companies;

so long as in the case of each of the forgoing clauses (a), (b) and (c), (i) neither LLC nor any of its Affiliates, distributors or agents, directly or indirectly, receives any cash or other consideration in exchange for so providing such Products; and (ii) such Products are used solely for the development or evaluation testing of Products or to obtain or extend regulatory approval for Products.

         3.       Ownership.

                  3.1 Licensor Retains Ownership. LLC (for itself and its Affiliate Sublicensees) acknowledges and agrees that LLC has no rights in or to the intellectual property rights licensed to LLC, other than the license rights specifically granted herein. Nothing in this Agreement shall obligate IGEN or its Affiliates to obtain ownership of or sublicensing rights to intellectual property rights obtained from or licensed from third parties.

         4.       [RESERVED]

         5.       Books Of Account.

                  5.1 Business Records. LLC shall keep, and cause its Affiliates to keep complete and accurate sales and accounting records and accounts of all uses of Licensed ECL Technology, in sufficient detail to enable IGEN to confirm that the use of its licensed intellectual property rights by LLC and its affiliates, sublicensees, distributors and agents complies with the terms of this Agreement. Once each year during the Term of this Agreement, IGEN may designate an independent certified public accountant reasonably acceptable to LLC to conduct, during normal business hours, an examination of the records referenced above. Such

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examination shall be confidential, and the information disclosed shall not be communicated to IGEN except as is necessary for the accountant to report the results of the examination process. Such accountants shall execute a confidentiality agreement reasonably acceptable to LLC. All records necessary to confirm the extent of LLC's out-of-Field sales, if any, shall be made available upon request and reasonable advance notice in Mannheim or at LLC Affiliates by arrangement through LLC. If any audit conducted on behalf of IGEN shows that LLC, or any of its affiliates, sublicensees, distributors or agents, underpaid amounts due to IGEN for out-of-Field sales under Section 2.5, then LLC shall immediately pay to IGEN any deficiency, with interest thereon calculated in accordance with Section 5.3.

                  5.2 Retention. Records required to be maintained hereunder shall be retained for not less than three (3) years.

                  5.3 Interest. All payments due hereunder from LLC that are not paid to IGEN when due and payable as specified herein shall bear interest, compounded monthly, at an annual rate equal to two percent (2%) above the U.S. dollar reference rate ("prime rate") charged from time to time by Citibank, N.A. (or a successor bank that is the largest bank headquartered in New York City) from the date due until paid or at such lower rate as shall be the maximum rate permitted by law.

         6.       Dispute Resolution; Venue And Choice Of Law.

                  6.1 Good Faith Resolution. In the event that at any time during the Term of this Agreement a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of this Agreement, or performance by a Party under this Agreement, or a breach of this Agreement by a Party, or any claim by a Party that any provision of this Agreement is invalid (a "Dispute" or collectively "Disputes") , one Party shall give written notice to the other Party that a dispute exists and the Parties will then attempt in good faith to resolve their differences before resorting to arbitration provided in Section 6.2. If the Parties cannot resolve the disputed matter within thirty
(30) days after such notice, then either Party shall be free to submit the disputed matter to binding arbitration in accordance with Section 6.2 hereof. For purposes of this Article 6, the terms "Party" and "Parties" shall include each of the signatories to this Agreement and/or any one or more of their respective Affiliates, whether the reference is to a Party as a claimant or a Party against which a claim is made.

                  6.2      Arbitration.

                  (a) The Parties intend Section 6.2 hereof to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either Party refuses to submit to arbitration as required herein, the other Party may request a United States District Court to compel arbitration in accordance with the Federal Arbitration Act.

                  (b) Any dispute or other matter in question between LLC and IGEN arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute or matter arises before or after termination of this Agreement, shall be resolved solely by arbitration if the Parties are unable to resolve the dispute through negotiation pursuant to Section 6.1 hereof. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one Party to the other. The date on which the other Party receives such written notice shall be hereinafter referred to as the "Arbitration Notice Date."

                  (c) Each Party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days after the Arbitration Notice Date, then the arbitration shall be conducted by a single arbitrator appointed by the American Arbitration Association. If two arbitrators are appointed but do not agree on the third arbitrator within sixty (60) days after the Arbitration Notice Date, each of the arbitrators shall nominate within sixty-seven (67) days after the Arbitration Notice Date three individuals. Each arbitrator shall then within seventy-two (72) days after the Arbitration Notice Date decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. Notwithstanding anything contained herein to the contrary, if the third arbitrator is not chosen with seventy-two (72) days after the Arbitration Notice Date, then the American Arbitration Association shall appoint the third arbitrator within seventy-seven (77) days after the Arbitration Notice Date. The arbitrators shall not be or have been affiliated with, or have any personal, financial or business relationship with, either of the Parties or any Affiliate of either Party; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

                  (d) The arbitration hearings shall be held in Borough of Manhattan, State of New York or such other place as may be mutually agreed by the Parties, shall be conducted in the English language and shall be conducted as confidential proceedings (except to the extent necessary to enforce the award resulting therefrom). Unless the Parties agree otherwise, the arbitrators shall commence the arbitration hearing within thirty (30) days after the selection of the third arbitrator. The arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed. Pending the arbitration hearing, at the request of a Party, the arbitrators may issue temporary injunctive or other equitable relief to address any violation or threatened violation of this Agreement. All awards shall be made based on a majority vote of the arbitrators, shall be in writing, shall not be considered confidential information of either Party, shall be issued within sixty (60) days after hearings before the arbitrators are completed, and shall state the reasoning on which the award rests unless the Parties agree otherwise. In addition to any relief at law which may be available to an aggrieved Party for such breach, such Party shall be entitled to injunctive and other equitable relief as the arbitration panel may grant. The arbitrators shall deliver a copy of the award to each Party personally or by registered mail. Any party may request within ten (10) days after receiving the decision that, for good cause, the arbitrators reconsider and modify such decision. The arbitrators shall have thirty (30) days after such request to modify their decision, if they consider it appropriate. Thereafter, the decision of the arbitrators shall be final, binding and nonappealable, except to the extent appeals are permitted by the Federal Arbitration Act, with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                  (e) Each Party shall bear its own costs in connection with any such arbitration including, without limitation, (i) all legal, accounting, and any other professional fees and expenses, (ii) the fees and expenses of its own arbitrator, and (iii) all other costs and expenses each Party incurs to prepare for such arbitration. Other than set forth above, each side shall pay, (iv) one-half of the fee and expenses of the third arbitrator, and (v) one-half of the other expenses that the Parties jointly incur directly related to the arbitration proceeding.

                  (f) Except as provided above, arbitration shall be based upon the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be limited at the discretion of the arbitrators, so that the timing and extent of such discovery shall not interfere with the normal business operations of the Parties. The arbitrators may proceed to an award notwithstanding the failure of either Party to participate in the proceedings.

                  (g) In the event of subsequent actions or proceedings to confirm the award or to enforce the judgment entered thereon or any other rights flowing therefrom, the prevailing Party shall be entitled to recover its reasonable attorney's fees incurred in such actions or proceedings.

                  (h) The fact that the dispute resolution procedures specified in this Article 6 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement, and during the pendency of any such procedure the Parties shall continue to perform their respective obligations in good faith.

                  6.3 Limited Recourse to Courts. This Article 6 shall be the exclusive dispute resolution procedure for Disputes under this Agreement and no Party shall bring Disputes before any court, except as appeals to arbitration awards are permitted by Section 6.2. Except as permitted by Section 6.2, the Parties hereby waive any right to appeal an arbitration award to any court. The provisions of Section 6.2 may be enforced, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered, in any court of competent jurisdiction. The Parties hereby submit to the non-exclusive in personam jurisdiction of the federal courts in New York for such purposes. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY FOR MATTERS RELATED TO DISPUTES SUBMITTED TO ANY COURT.

                  6.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of laws rules.

         7.       Term And Termination.

                  7.1 Term. This Agreement shall remain in full force and effect for the Term, unless terminated earlier in accordance with Section 7.2 below.

                  7.2 Termination for Cause. (a) LLC may, in its sole discretion, terminate this Agreement, effective after the grace periods described below, by giving written notice of such termination to IGEN, if IGEN fails materially to comply with any material obligation of this Agreement, and IGEN fails to cure such breach within sixty (60) days after written notice thereof by LLC or, if such breach cannot reasonably be cured within sixty (60) days, IGEN fails to commence to cure such breach within said sixty-day period and diligently continue to cure such breach, unless otherwise specified in this Agreement; provided, however, that if IGEN is unable to cure a breach due to Force Majeure, then such 60-day period shall be extended for a period of time reasonable under the circumstances. If there should be a dispute between the parties as to whether a breach exists which entitles LLC to terminate for cause, the matter shall be resolved promptly under the provisions of Article 6 hereof and all attempts to terminate shall be stayed. Upon termination by LLC, all payments then outstanding under this Agreement and payable by LLC shall become immediately due and payable.

                           (b) (i) From time to time during the term of this Agreement, LLC may in advance of first sale, placement or other commercialization of a proposed product that uses or incorporates Licensed ECL Technology, request in writing that IGEN confirm that such proposed product is a Product. At Roche's request, IGEN shall confirm in writing receipt of such notice. This request process described in this Section 7.2(b)(i) is only available on a product-by-product basis. A single request under this process shall not apply to groups or ranges of products. Each such request shall include sufficient information to enable IGEN to make a determination of whether the proposed product is a Product. If IGEN does not respond within sixty (60) days of its receipt of such request, IGEN shall be deemed to have responded that the proposed product is not a Product. If IGEN responds that the proposed product is not a Product and LLC disagrees with such response, a dispute as to the interpretation of this Agreement shall be deemed to exist. This dispute shall be resolved in accordance with
                                    Article 6 hereof. If the final result in the dispute resolution is that such proposed product is not a Product, and such proposed product is subsequently sold, placed or otherwise commercialized by or on behalf of LLC or any of its Affiliates, that sale, placement or commercialization shall be considered a material breach of this Agreement by LLC and IGEN shall have the right to terminate this Agreement upon delivering written notice to LLC, effective immediately. LLC shall have no right to cure such a breach or to challenge or seek any review, by arbitration or otherwise, of such termination.

                                    (ii) If LLC or any of its Affiliates sells, places or otherwise commercializes an instrument that uses or incorporates Licensed ECL Technology (that previously had not been the subject of the process described in Section 7.2(b)(i) above) which IGEN believes is not an ECL Instrument, then IGEN may deliver a notice of immediate termination to LLC. LLC shall have no right to cure such a breach. If there should be a dispute between the Parties as to whether such a breach has occurred, the matter shall be resolved promptly under Article 6 and all attempts to terminate shall be stayed. Termination shall be effective immediately, and without any further action by IGEN, the final result pursuant to Article 6 is that such instrument used or incorporated Licensed ECL Technology and was not an ECL Instrument.

                                    (iii) If LLC or any of its Affiliates sells, places or otherwise commercializes an assay that uses or incorporates Licensed ECL Technology (that previously had not been the subject of the process described in Section 7.2(b)(i) above), which assay IGEN believes is not an ECL Assay, then IGEN may deliver a notice of breach to LLC. Upon LLC's receipt of such notice (the "Notice Date"), the Parties agree to appoint a single arbitrator within ten (10) days after the Notice Date; provided, however, that if an arbitrator is not jointly appointed by such date, the American Arbitration Association shall appoint such arbitrator. Unless the Parties agree otherwise, the arbitrator shall commence the arbitration hearing within thirty (30) days after its appointment to determine whether or not the assay in question is or is not an ECL Assay. Such hearing shall last no longer than five (5) consecutive business days, during which the Parties shall present their positions on the matter in question. The arbitrator shall be directed to issue its decision within thirty
                                    (30) days after the end of the hearing.
                                    Except for the time periods specified in this Section 7.2(b)(iii), Section 6.2 shall apply to the arbitration described in this
                                    Section 7.2(b)(iii). If the final result pursuant to such arbitration is that the assay in question is an ECL Assay, LLC shall not be in breach of this Agreement. If the final result pursuant to such arbitration is that the assay in question is not an ECL Assay, then such sales of such assays shall not constitute a breach of this Agreement if: (A) all sales by or on behalf of LLC or its Affiliates of such assay shall cease within twenty (20) business days after determination of the final result pursuant to Section 6.2; and (B) LLC and its Affiliates shall assign or sublicense, as the case may be, to IGEN all patents, patent applications and other intellectual property rights for the analyte-specific reagent for such assay (and the analyte-specific reagent assay method) which LLC and its Affiliates owns or has licensed, with the right to sublicense. If LLC or any of its Affiliates continues to sell, place or otherwise commercialize such assay after the date which is twenty (20) business days after determination of the final result pursuant to Section 6.2, LLC shall have committed a material breach of this Agreement and IGEN shall have the right to immediately terminate this Agreement upon delivering written notice to LLC. LLC shall have no right to cure such a breach or to challenge or seek any review, by arbitration or otherwise, of such termination.

                                    (iv) Neither Party shall have the right to seek or obtain injunctive or equitable relief or to otherwise initiate proceedings at law in order to prevent, delay or limit:
                                    (A) any of the arbitration
                                    proceedings contemplated by this Section
                                    7.2(b); or (B) IGEN's termination of LLC if such termination is permitted under the terms of this Section 7.2(b).

                           (c)      In the event LLC breaches any of its
obligations hereunder, then IGEN shall be entitled to seek and obtain both monetary damages, specific performance of this Agreement and/or equitable or injunctive relief, but, except as described in Section 7.2(b) above, IGEN shall not be entitled to seek or obtain a termination of this Agreement.

                  7.3 Effect of Termination. Upon termination of this Agreement for cause prior to the expiration of the Term set forth in Section 7.1 hereof, and upon expiration of this Agreement at the end of its Term, all licensed rights under Section 2 of this Agreement shall cease. Notwithstanding any expiration or termination, the provisions of Sections 2.5 (with respect to obligations that accrue prior to termination), 3, 5, 6, 7.3, 8, 9, 10, 11, 12, 13 and 14 shall survive. LLC may, in the case of termination of this Agreement, market and sell a reasonable inventory of Products existing at the time of such termination in the Field; provided however, that such sell-off period shall be limited to nine (9) months following the date of termination and all of such sales shall be conducted in accordance with and subject to the limitations of this Agreement.

                  7.4 Bankruptcy. LLC shall retain the rights granted to it as a licensee under Section 365(n) of the United States Bankruptcy Code in case of the bankruptcy, insolvency or winding-up of IGEN.

                  8. No Patent Warranty. IGEN specifically excludes any representation or warranty, express or implied, that IGEN will successfully obtain any patent.

         9.       Indemnification, Liability, Infringement.

                  9.1 Defense of Third Party Infringement Actions. If the manufacture, production, sale, or use of any Product results in a claim, suit or proceeding brought by a third party (each, an "Action") alleging patent infringement against LLC or IGEN (or any of their respective Affiliates), such party shall promptly notify in writing the other party. The party subject to such Action (the "Controlling Party") shall have the exclusive right and obligation to defend and control the defense of any such Action using counsel of its own choice; provided that the Controlling Party shall not enter into any settlement of such Action without the written consent of the other party, which consent may be withheld in the unfettered discretion of the other party if such settlement admits the invalidity or unenforceability of any patent rights of the other party, and otherwise may not be unreasonably withheld. The Controlling Party agrees to keep the other party reasonably informed of all material developments in connection with any Action.

                  9.2 Suits for Infringement by Others. In the event either party becomes aware of any actual or threatened infringement of any Licensed ECL Technology by any third party, that party shall promptly notify the other party, and the parties shall discuss the most appropriate action to take. IGEN shall have the sole right to bring, at its own expense, an infringement action against the third party infringer and shall be entitled to keep any awards made in such proceeding. LLC may elect to appear as a party to the suit and shall, at IGEN's request, assist IGEN without expense to IGEN.

                  9.3 Product Liability Indemnity. LLC expressly and unequivocally agrees to and hereby does indemnify, release, defend and hold IGEN (and its Affiliates, sublicensees and licensors and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees, arising in favor of any person, firm or corporation resulting from or arising out of liability in any way relating to the Products sold, placed or otherwise commercialized by LLC or its Affiliates or any Authorized Third Parties, including without limitation, the manufacture, packaging, use, sale or other distribution of Products by LLC or its Affiliates or sublicensees, or any representation made or warranty given by LLC with respect to any Product provided that IGEN (a) gives LLC notice of such claim,
(b) cooperates with LLC, at the LLC's expense, in the defense of such claim, and
(c) gives LLC the right to control the defense and settlement of any such claim, except that LLC shall not enter into any settlement that affects IGEN's rights or interest without IGEN's prior written approval. IGEN shall have no authority to settle any claim on behalf of LLC. LLC agrees to maintain proper product liability insurance policies, reasonably acceptable to IGEN, everywhere it sells Products and to furnish satisfactory evidence of same upon request by IGEN from time to time.

                  9.4 Waiver of Claims. LLC shall not assert, and LLC shall insure that its Affiliates Sublicensees do not assert, any claims against IGEN and its licensors for any matter for which LLC has provided indemnity to IGEN under Sections 9.3 and 9.5 hereof. LLC shall indemnify, hold harmless and defend IGEN and its licensors against any such claims.

                  9.5 Breach by Affiliate Sublicensee or Authorized Third Party. Failure of an Affiliate Sublicensee or Authorized Third Party to adopt and satisfy a condition stated in this Agreement applicable to LLC or an Affiliate Sublicensee or Authorized Third Party, as the case may be, shall be considered a breach of this Agreement by LLC. LLC and such Affiliate Sublicensee shall be jointly and severally responsible for and indemnify IGEN and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the breach by such Affiliate Sublicensee of this Agreement. LLC shall indemnify IGEN and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the failure by an Authorized Third Party to adopt and satisfy a condition stated in this Agreement applicable to Authorized Third Parties.

                  9.6 Title and Authority. IGEN hereby represents and warrants to LLC that: (i) IGEN has the requisite corporate power and authority enter into this Agreement and to grant the license to LLC under Licensed ECL Technology hereunder and fully perform its obligations hereunder, and that the grant of rights and licenses, and the performance of its obligations hereunder, will not conflict with its charter documents or any agreement, contract or other arrangement to which it is a party or by which it is bound; (ii) IGEN has title to or license rights in the Licensed ECL Technology sufficient to grant such license rights to LLC and its Affiliates; (iii) IGEN has not assigned, transferred, licensed or otherwise disposed of Licensed ECL Technology in any manner that limits or restricts LLC's or its Affiliates' exploitation of the license granted by IGEN hereunder; and (iv) no consent, notice, approval, authorization, waiver or permit, to or from any person (other than the consent attached hereto), including, but not limited to, any Governmental Entity or third party holder of intellectual property rights is required to be obtained or made by IGEN in connection with its execution, delivery and performance of this Agreement.

                  9.7 Completeness of Exhibit A. IGEN hereby represents and warrants to LLC that Exhibit A includes all patents and patent applications which: (a) exist at or prior to the Effective Time; (b) are owned and/or controlled by IGEN and/or any Affiliate thereof; and (c) cover ECL Technology. If, after the Effective Time, it is discovered that IGEN has breached any of its representations and warranties under this Section 9.7 and additional patents or patent applications should have been or should be included in the patents and patent applications set forth in Exhibit A, then (i) such additional patent and patent applications shall be deemed automatically included in Exhibit A as of the Effective Time, without any amendment of this Agreement or other further action required of the Parties, and (ii) LLC shall hold a license to such additional patents and patent applications under and in accordance with the terms of this Agreement, as of the Effective Time. The foregoing shall be LLC's exclusive remedy for a breach by IGEN of the representations and warranties in this Section 9.7.

                  9.8 Indemnity. IGEN hereby agrees to indemnify and hold harmless LLC and its Affiliates (and their respective directors, officers, employees, consultants and agents and each of their heirs, executors, successors and assigns of the foregoing) (collectively the "Indemnitees") against all losses, claims, damages, liabilities, fees and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (in the case of settlements with the approval of LLC (which approval shall not be unreasonably withheld)) incurred by or imposed upon the Indemnitees (or any one of them) as a result of a breach by IGEN of any of IGEN's representations and warranties in Section 9.6; provided that LLC: (a) gives IGEN notice of such claim, (b) cooperates with IGEN, at IGEN's expense, in the defense of such claim, and (c) gives IGEN the right to control the defense and settlement of any such claim, except that IGEN shall not enter into any settlement that affects LLC's rights or interest without LLC's prior written approval. LLC shall have no authority to settle any claim on behalf of IGEN.

         10.      Disclaimer Of Warranties; Further Action.

                  10.1     Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN (E.G.
SECTION 9.6, 9.7 and 9.8 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS) The INTELLECTUAL PROPERTY Rights LICENSED HEREUNDER are provided by IGEN "as is where is" and IGEN MAKES NO, AND DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING: (a) LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSED INTELLECTUAL PROPERTY

RIGHTS OR ANY PRODUCT; (b)THE COMMERCIAL SUCCESS OF ANY PRODUCT; (c) THE EXISTENCE, VALIDITY OR SCOPE OF LICENSED INTELLECTUAL PROPERTY RIGHTS; (d) ANY PRODUCT BEING FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; (e) WHETHER ANY THIRD PARTIES ARE IN ANY WAY INFRINGING LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT; OR
(f) THE ACCURACY, UTILITY OR SUFFICIENCY OF ANY TECHNICAL INFORMATION TRANSFERRED TO LLC HEREUNDER. THE PARTIES SPECIFICALLY AGREE THAT NEITHER PARTY SHALL BE SUBJECT TO AND THAT EACH DISCLAIMS: (A) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF WARRANTY, AND (B) ALL CONSEQUENTIAL, INCIDENTAL, CONTINGENT, PUNITIVE AND EXEMPLARY DAMAGES WHATSOEVER WITH RESPECT TO (i) ANY DISPUTES BETWEEN THE PARTIES UNDER THIS AGREEMENT OR (ii) CLAIMS MADE BY ONE PARTY AGAINST ANOTHER PARTY ARISING FROM THE COURSE OF CONDUCT WITHIN THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT (WHETHER SUCH CLAIMS ARISE UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE), EVEN THOUGH A PARTY MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION OF DAMAGES IN CLAUSE (B) ABOVE SHALL NOT APPLY TO DAMAGES PAID TO UNRELATED THIRD PARTIES (WHETHER PURSUANT TO JUDGMENT OR SETTLEMENT) FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY HEREUNDER.

                  10.2 Export Control. LLC agrees, and shall cause its Affiliate Sublicensees to agree, to abide by all laws and regulations of the United States Government, or the government having jurisdiction therefor, governing the export or re-export of any Products. LLC shall inform itself as to the details of such laws and regulations and their amendments.

                  10.3 Additional Documents. Each party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

                  10.4 Governmental Approvals and Marketing of Products. LLC shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale and use of any Product, at LLC's expense, including, without limitation, any safety studies. LLC shall have sole responsibility for any warning labels, packaging and instructions as to the use of Products and for the quality control for any Product.

                  10.5 Patent Marking and Labeling. LLC shall mark all Products, or their containers, in accordance with the applicable patent marking laws. LLC shall mark/label conspicuously all Products utilizing or intended for use with the Licensed ECL Technology made by or for it, and shall cause each of its Affiliate Sublicensees to mark conspicuously all such Products, with a label license bearing the following legend.

         NOTICE TO PURCHASER: LIMITED LICENSE

         The purchase of this product allows the purchaser to use it solely for detection by ECL Technology for human in vitro diagnostic uses. No general patent or other license of any kind other than this specific right of use from purchase is granted hereby.

                  10.6 No Use of Names. Except as required by Section 10.5 hereof, neither LLC nor any of its Affiliates shall have the right to use the name "IGEN" or any variation thereof, or any other corporate name, trade name, trademark, service name, service mark or brand name proprietary to IGEN or any IGEN licensor or any of the respective Affiliates, in connection with the advertising, sale, lease or use of Products.

         11. Confidentiality. LLC and IGEN agree for themselves and their Affiliates, and on behalf of their respective officers, employees and agents, that until the later of (i) 10 years from the Effective Time hereof or (ii) 5 years after the termination date of this Agreement, each will treat as confidential, using the same degree of care as it uses for its own confidential and proprietary information, but in no event less than reasonable care, and shall not disclose to any third party, and shall not use for its own benefit or the benefit of any third party (except as permitted hereunder, including disclosures to Affiliates, permitted sublicensees or subcontractors to the extent necessary to have Products manufactured and subject to confidentiality obligations at least as restrictive as those contained herein) the Licensed ECL Technology (and any other information marked as confidential, and reports generated by the Field Monitor or accountant pursuant to Sections 2.5 and 5.1) furnished to it by the other party unless the furnishing party ("Discloser") otherwise agrees in writing or unless such information clearly and convincingly falls within the following exceptions:

                  (a) Such confidential information was known to the receiving party ("Recipient") prior to the time of disclosure by the Discloser or was in the public domain at the time of disclosure by Discloser as can be documented by written records; or

                  (b) Such confidential information is or becomes publicly known after disclosure by Discloser through no fault or omission attributable to Recipient; or

                  (c) Such confidential information is given to Recipient from sources independent of Discloser who have the right to disclose it; or

                  (d) Such confidential information is independently developed by employees of Recipient that did not have access to it as can be documented by written records; or

                  (e) Recipient is required to disclose such confidential information to a court of law or to appropriate governmental agencies to enable Recipient to carry out the evaluation of a Product or to secure a governmental approval, or as otherwise required by law; provided, however, that (1) Recipient gives the Discloser prompt written notice of such required disclosure and reasonably assists the Discloser in its efforts to prevent or limit such disclosure; and (2) any confidential information disclosed pursuant to this
Section 11(e) shall otherwise remain confidential information for the purposes of this Agreement.

For purposes of this Agreement, IGEN's confidential information shall include (subject to the exclusions in (a)-(e) above) all information relating to ECL Technology or the Licensed ECL

Technology whether such information is owned by IGEN or licensors of IGEN (other than Roche) and whether disclosed to ROCHE by IGEN or any licensor of IGEN (other than Roche) before or after the Effective Time. Furthermore, confidential information shall include all confidential information disclosed by IGEN to ROCHE or ROCHE to IGEN under the Prior Agreement or the Judgment (as defined in the Improvements License Agreement, dated as of the date hereof, by and between IGEN and ROCHE (the "Improvements License Agreement")). Access to such confidential information must be restricted to the Recipient's, sublicensee's, or subcontractor's employees or agents with a need to have access. The Recipient acknowledges that by virtue of this Agreement it acquires only such rights as set forth under the terms and conditions of this Agreement and only so long as it is in effect and does not acquire any rights of ownership or title in the Discloser's confidential information. In addition, each of the parties agrees to execute appropriate confidentiality agreements with third party collaborators of such party prior to disclosing the other party's confidential information to such third party collaborator. Upon termination or expiration of this Agreement, each party, its sublicensees, subcontractors and their employees and agents shall immediately discontinue use of the other's confidential information, except as otherwise permitted under the provisions hereof. The Parties agree that this Section 11 sets out in their entirety the Parties' confidentiality obligations with respect to the subject matter of this Agreement, and that this
Section 11 shall supersede in its entirety as of the Effective Time all prior confidentiality agreements or arrangements with respect to the subject matter of this Agreement between or among the Parties and their Affiliates (including confidentiality agreements or arrangements between IGEN and Roche Diagnostics GmbH and its Affiliates).

License Registration. LLC shall pay all costs and legal fees connected with registration of this Agreement in those countries where it (or its Affiliate Sublicensees, Affiliates, distributors and/or agents) sells Products, where required, and shall otherwise ensure that the laws of all the countries where sales of its Products occur are fully satisfied. None of such amounts shall be deductible against amounts payable to IGEN hereunder. IGEN shall provide reasonable assistance to LLC in effecting such registrations if LLC reimburses any out-of-pocket expenses incurred in providing such assistance.

         13.      Interests in Intellectual Property Rights.

                  13.1 Preservation of Title. LLC acknowledges that IGEN shall retain full ownership and title to the intellectual property rights it licenses to LLC hereunder and that LLC has no rights in or to such intellectual property rights other than the express license rights specifically confirmed herein. Neither LLC nor any of LLC's employees, Affiliates or sublicensees, or any of their respective employees, have rights under this Agreement to practice or use the Licensed ECL Technology outside the Field.

                  13.2 Reservation of Rights. IGEN reserves the right to use for any purpose (commercial or noncommercial), anywhere in the world, and the right to allow other parties to use for any purpose, anywhere in the world, any Licensed ECL Technology licensed hereunder, without IGEN or such other parties being obligated to pay LLC any royalties or other compensation.

         14.      Miscellaneous.

                  14.1 Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                  14.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that: (a) neither Party shall assign any of its rights and obligations hereunder except as consented to by the other Party, which consent shall not be unreasonably withheld, and (b) such consent shall not be required with respect to an assignment of (i) any or all of its rights and obligations hereunder to an Affiliate of such assigning Party; or (ii) all (but not less than all) of its rights and obligations hereunder to an acquirer of all or substantially all of the assets or business of the assigning party related to such Party's use of ECL Technology, whether as incident to a merger, consolidation, reorganization, acquisition or otherwise. In addition, IGEN may assign, without LLC's consent, all of its rights under this Agreement to IGEN Integrated Healthcare, LLC ("NEWCO") as a part of the transactions contemplated by the Merger Agreement. Whenever there has been an assignment or a sublicense by IGEN or LLC, as the case may be, as permitted by this Agreement, the term "IGEN" or "LLC" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

                  14.3 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

                  In the case of IGEN:

                           IGEN International, Inc.
                           16020 Industrial Drive
                           Gaithersburg, Maryland 20877
                           United States of America
                           Attention: President
                           Fax No. 1-301-208-3789

                  With a copy to IGEN's designated legal counsel.

                  In the case of LLC:

                           IGEN LS LLC
                           16020 Industrial Drive
                           Gaithersburg, Maryland 20877
                           United States of America
                           Attention: President
                           Fax No. 1-301-208-3789

                  With a copy to LLC's designated legal counsel.

                  Either Party may change its address for communications by a notice to the other Party in accordance with this Section.

                  14.4 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  14.5 Force Majeure. Any delays in performance by any Party under this Agreement (other than a Party's failure to make payments hereunder) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

                  14.6 Independent Contractors. In granting, performing or exercising rights under this Agreement, LLC and IGEN act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between IGEN and LLC. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

                  14.7 Severability. If, under applicable law, any term, condition or provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (the "Severed Clause"), then this Agreement shall remain in full force and effect, except for the Severed Clause. The Parties agree to renegotiate in good faith the Severed Clause and be bound by the mutually agreed substitute provision.

                  14.8 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                           (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the Improvements License

                           Agreement, the Covenants Not to Sue, dated as of the date hereof, by and among NEWCO, MSD, MST, Roche Diagnostics GmbH, Roche Holding Ltd, and LLC, the License Agreement (Human IVD, Veterinary IVD, HLA Typing, Paternity, DNA Manufacturing and Plasma Testing), dated as of the date hereof, by and among NEWCO, F. Hoffmann-La Roche Ltd ("Roche/Basle"), ROCHE and Roche Molecular Systems, Inc. ("Roche/USA"), or the License Agreement (Human IVD Services and Animal Diagnostic Services), dated as of the date hereof, by and among NEWCO, Roche/Basle, ROCHE and Roche/USA;

                           (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                           (c)      references herein to "Sections,"
                           "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                           (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                           (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                           (f) the term "include" or "including" shall mean "including without limitation";

                           (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if";

                           (h)      the term "or" is not exclusive; and

                           (i) the Exhibits, Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  14.9 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

                  14.10 Entire Agreement; Amendment. This Agreement and any and all Schedules and Appendices referred to herein, together with the other agreements referenced herein and the Transactions Agreements (as defined in the Merger Agreement), embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto.

                  14.11 No Third Party Beneficiary Rights. Except for the provisions of Section 2.2(a) related to immunity from suit and Article 9 relating to Indemnitees, nothing contained in this Agreement is intended to confer upon any person other than the Parties hereto and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

                  14.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, both LLC and IGEN have executed this Agreement, in duplicate originals, by their respective officer hereunto duly authorized, as of the day and year hereinabove written.

IGEN LS LLC                                IGEN INTERNATIONAL, INC.

By: /s/ Richard J. Massey                  By: /s/ Samuel J. Wohlstadter
    -------------------------------            ---------------------------------
     (Signature)                                 (Signature)

     Richard J. Massey                           Samuel J. Wohlstadter
    -------------------------------            ---------------------------------
     (Printed Name)                              (Printed Name)

     President and Chief                         Chairman and Chief
     Operating Officer                           Executive Officer
    -------------------------------            ---------------------------------
     (Title)                                     (Title)

     7/24/2003                                   7/24/2003
    -------------------------------            ---------------------------------
     (Date)                                      (Date)



                      [Signature Page to License Agreement]

             CONSENT BY MESO SCALE DIAGNOSTICS, LLC. AND MESO SCALE
                               TECHNOLOGIES, LLC.

                  The undersigned, Meso Scale Diagnostics, LLC. ("MSD") and Meso Scale Technologies, LLC. ("MST"), on behalf of themselves and their respective Affiliates, hereby consent to the foregoing License Agreement dated as of July 24, 2003 and hereby consent to and join in the licenses granted to LLC and its Affiliates in the License Agreement. The foregoing consents relate only to the rights of MSD and/or MST and their respective Affiliates and not to any rights of any third parties. Furthermore, MSD and MST hereby represent and warrant to LLC and its Affiliates that each of them hereby waives any right that either of them may have to in any way restrict or limit LLC and its Affiliates' exercise of the licenses granted in the License Agreement during the Term thereof. Furthermore, MSD and MST hereby represent and warrant that neither of them has licensed, assigned or otherwise disposed of any rights that either of them have or may have had in the Licensed ECL Technology that is licensed to LLC under the License Agreement (other than rights that MSD may have licensed to MST under that certain MSD/MST Sublicense Agreement dated November 30, 1995) in any manner that would restrict or limit LLC's and its Affiliate Sublicensees' exercise of the licenses granted in the License Agreement. MSD and MST hereby agree to indemnify, hold harmless and defend LLC and its Affiliates from and against any loss, cost, damage or liability (including reasonable attorneys' fees) resulting from or arising out of a breach of any of the representations or warranties made by MSD and MST herein.

                  The foregoing consents and related agreements shall apply to the License Agreement dated as of July 24, 2003 and shall not apply to any amendments, modifications or supplements made thereto or waivers granted thereunder after the date hereof, except to the extent agreed to in a separate writing by MSD and MST. All terms not defined herein shall have the meanings set forth in the License Agreement.

MESO SCALE DIAGNOSTICS, LLC.                    MESO SCALE TECHNOLOGIES, LLC.

By: /s/ J. Wohlstadter                     By: /s/ J. Wohlstadter
     (Signature)                                 (Signature)

   Jacob Wohlstadter                          Jacob Wohlstadter
     (Printed Name)                              (Printed Name)

    President and Chief Executive             President and Chief Executive
     Officer                                     Officer
     (Title)                                     (Title)

    7/24/2003                                   7/24/2003
     (Date)                                      (Date)

                          EXHIBIT A--ECL PATENT RIGHTS

                                   [Attached]

    APPENDIX X--ASSAYS FOR DETECTION OF BIOLOGICAL AGENTS, TOXINS OR WEAPONS

                         ACCORDING TO ARTICLE 1.3(c)(iv)

                                   [Attached]

                                                               Append.     X
                                                            To License Agreement


Select Agents

Bacterial Pathogens
Aeromonas hydrophila and other spp.
Bacillus anthracis
Bacillus cereus
Botulinum neurotoxin producing species of Clostridium
Brucella abortus
Brucella melitensis
Brucella suis
Burkholderia mallei (formerly Pseudomonas mallei)
Burkholderia pseudomallei (formerly Pseudomonas pseudomallei)
Campylobacter jejuni
Chlamydia psittaci
Clostridium botulinum
Clostridium botulinum
Clostridium perfringens
Coccidioides immitis
Coccidioides posadasii
Cowdria ruminantium (Heartwater)
Coxiella burnetii
Enterovirulent escherichia coli group (EEC Group) such as
            Escherichia coli - enterotoxigenic (ETEC)
            Escherichia coli - enteropathogenic (EPEC)
            Escherichia coli O157:H7 enterohemorrhagic (EHEC)
            Escherichia coli - enteroinvasive (EIEC)
Erlichia spp. such as
      Erlichia chaffeensis
Franicisella tularensis
Legionella pneumophilia
Liberobacter africanus
Liberobacter asiaticus
Listeria monocytogenes
Miscellaneous enterics such as
            Klebsiella
            Enterobacter
            Proteus
            Citrobacter
            Aerobacter
            Providencia
            Serratia
Mycobacterium bovis
Mycobacterium tuberculosis
Mycoplasma capricolumi
Mycoplasma mycoides mycoides
Peronosclerospora philippinensis
Phakopsora pachyrhizi
Plesiomonas shigelloides
Ralstonia solanacearum race 3, biovar 2

                                                               Append.     X
                                                            To License Agreement


Rickettsia prowazekii
Rickettsia rickettsii
Salmonella spp.
Salmonella spp.
Schlerophthora rayssiae var zeae
Shigella spp.
Staphylococcus aureus
Staphylococcus aureus Streptococcus
Synchytrium endobioticum
Vibrio cholerae non-O1 Vibrio cholerae O1
Vibrio parahaemolyticus and other vibrios
Vibrio vulnificus
Xanthormonas oryzae
Xylella fastidiosa (citrus variegated chlorosis strain)
Yersinia enterocolitica and Yersinia pseudotuberculosis
Yersinia pestis


Viruses
African horse sickness virus
African swine fever virus
Akabane virus
Avian influenza virus (highly pathogenic)
Bhanja virus
Blue tongue virus (Exotic)
Camel pox virus
Cercopithecine herpesvirus 1
Chikungunya virus
Classical swine fever virus
Coronavirus (SARS)
Crimean-Congo haemorrhagic fever virus
Dengue viruses
Dugbe virus
Ebola viruses
Encephalitic viruses such as
            Eastern equine encephalitis virus
            Japanese encephalitis virus
            Murray Valley encephalitis
            Venezuelan equine encephalitis virus
Equine morbillivirus
Flexal virus
Foot and mouth disease virus
Germiston virus
Goat pox virus
Hantaan or other Hanta viruses
Hendra virus
Issyk-kul virus

                                                               Append.     X
                                                            To License Agreement


Koutango virus
Lassa fever virus
Louping ill virus
Lumpy skin disease virus
Lymphocytic choriomeningitis virus
Malignant catarrhal fever virus (Exotic)
Marburg virus
Mayaro virus
Menangle virus
Monkeypox virus
Mucambo virus
Newcastle disease virus (VVND)
Nipah Virus
Norwalk virus group
Oropouche virus
Orungo virus
Peste Des Petits Ruminants virus
Piry virus
Plum Pox Potyvirus
Poliovirus
Potato virus
Powassan virus
Rift Valley fever virus
Rinderpest virus
Rotavirus
Semliki Forest virus
Sheep pox virus
South American haemorrhagic fever viruses such as Flexal
      Guanarito
      Junin
      Machupo
      Sabia
Spondwendi virus
Swine vesicular disease virus
Tick-borne encephalitis complex (flavi) viruses such as Central European tick-borne encephalitis
      Far Eastern tick-borne encephalitis
      Russian spring and summer encephalitis
      Kyasanur forest disease
      Omsk hemorrhagic fever
Variola major virus (Smallpox virus)
Variola minor virus (Alastrim)
Vesicular stomatitis virus (Exotic)
Wesselbron virus
West Nile virus
Yellow fever virus

                                                               Append.     X
                                                            To License Agreement


Toxins
Abrin
Aflatoxins
Botulinum neurotoxin
Ciguatera toxins
Clostridium perfingens epsilon toxin
Conotoxins
Diacetoxyscirpenol
Diptheria toxin
Grayanotoxin
Mushroom toxins such as
      amanitins
      gyromitrin
      orellanine
Phytohaemagglutinin
Pyrrolizidine alkaloids
Ricin
Saxitoxin
Shellfish toxins (paralytic, diarrheic, neutrotoxic or amnesic) such as saxitoxin akadaic acid dinophysis toxins pectenotoxins yessotoxins brevetoxins domoic acid
Shigatoxins
Shiga-like ribosome inactivating proteins
Snake toxins
Staphylococcal enterotoxins
T-2 toxin
Tetrodotoxin

Prions
Prion proteins such as
      Bovine spongiform encephalopathy agent


Parasitic Protozoa and Worms
Acanthamoeba and other free-living amoebae
Anisakis sp. and related worms
Ascaris lumbricoides and Trichuris trichiura
Cryptosporidium parvum
Cyclospora cayetanensis
Diphyllobothrium spp.
Entamoeba histolytica
Eustrongylides sp.
Giardia lamblia
Nanophyetus spp.
Shistosoma spp.
Toxoplasma gondii
Trichinella

                                                               Append.     X
                                                            To License Agreement


Fungi
Aspergillus spp.
Blastomyces dermatitidis
Candida
Coccidioides immitis
Coccidiodes posadasii
Cryptococcus neoformans
Histoplasma capsulatum
Maize rust
Rice blast
Rice brown spot disease
Rye blast
Sporothrix schenckii
Wheat fungus

South American haemorrhagic fever viruses
Junin
Machupo
Sabia
Flexal
Guanarito

Genetic Elements, Recombinant Nucleic Acids, and Recombinant Organisms

(1) Select agent nucleic acids (synthetic or naturally derived, contiguous or fragmented, in host chromosomes or in expression vectors) that can encode infectious and/or replication competent forms of any of the select agents.

(2) Nucleic acids (synthetic or naturally derived) that encode for the functional form(s) of any of the toxins listed if the nucleic acids:

      (i)   Are in a vector or host chromosome;

      (ii)  Can be expressed in vivo or in vitro; or

      (iii) Are in a vector or host chromosome and can be expressed in vivo or in vitro.

(3) Viruses, bacteria, fungi, and toxins that have been genetically modified.

             APPENDIX Y--ECL ASSAYS ACCORDING TO ARTICLE 1.3 (b)(2)

                                   [Attached]

APPENDIX Y TO THE LICENSE AGREEMENT

ECL Assays According to Article 1.3 (b) (2)

T4                        Anti-HBs                    AFP
T3                        HbsAg                       CEA
free T3                   Anti-Hbe                    PSA
free T4                   HbeAg                       free PSA
T uptake                  Anti-HBc                    CA 15-3
TSH                       Anti-HBc/IgM                CA 19-9
anti-TPO                  Anti HAV                    CA 12-5
Thyreoglobulin            Anti-HAV/IgM                CA 72-4
anti-Thyreoglobulin       Anti-HCV                    Cyfra 21-1
TSH Receptor                                          NSE
                          anti-HIV                    S 100
Prolactin                 anti-HIV p-24               P1NP
LH                        HIV Antigen                 PAPP-A
FSH                       HIV Combined                Lp-PLA2
Testosterone                                          sCD40L
Progesterone              anti-Rubella IgG            IL 18
Estradiol                 anti-Rubella IgM            Survivin
hCG                       anti-Toxoplasmosis IgG
hCG+ss                    anti-Toxoplasmosis IgM
SHBG                      anti-CMV IgG
DHEA-S                    anti-CMV IgM
hGH                       H. Pylori
ACTH                      anti-HGV
Cortisol                  anti-HTLV
Insulin

Ferritin                  ss-Crosslaps
Folate                    Osteocalcin
RBC Folate                PTH
Vitamin B12
Vitamin D
C-Peptide

                          IgE
                          Digoxin
Troponin T                Digitoxin
CK-MB
Myoglobin
pro-BNP

                                       2